Exhibit (C)(8)

Project Gold Discussion Materials Strictly Private and Confidential Goldman Sachs & Co. LLC February 24, 2018

Disclaimer These materials have been prepared and are provided by Goldman Sachs on a confidential basis solely for the information and assistance of the special committee of the Board of Directors (the “Special Committee”) of Goldfinch (the “Company”) in connection with its consideration of the matters referred to herein. These materials and Goldman Sachs’ presentation relating to these materials (the “Confidential Information”) may not be disclosed to any third party or circulated or referred to publicly or used for or relied upon for any other purpose without the prior written consent of Goldman Sachs. The Confidential Information was not prepared with a view to public disclosure or to conform to any disclosure standards under any state, federal or international securities laws or other laws, rules or regulations, and Goldman Sachs does not take any responsibility for the use of the Confidential Information by persons other than those set forth above. 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The Confidential Information does not constitute any opinion, nor does the Confidential Information constitute a recommendation to the Special Committee, any security holder of the Company or any other person as to how to vote or act with respect to any transaction or any other matter. The Confidential Information, including this disclaimer, is subject to, and governed by, any written agreement between the Company, the Board and/or any committee thereof, on the one hand, and Goldman Sachs, on the other hand. 1

Offer Metrics at Various Prices Potential Re-Bid Scenarios Revised Offer + Initial Offer Revised Offer Updated Stock (11-Nov-2017) (23-Feb-2018) Ratio $ 23.50 $ 24.00 $ 24.50 % Cash 50% 60% 60 % Offer Value: Value of Cash Offer $ 23.00 $ 23.00 $ 23.00 $ 23.50 $ 24.00 $ 24.50 # Blue Jay Units / Goldfinch Share 0.9656 0.9656 1.1090 1.1331 1.1572 1.1813 Value of Stock Offer $ 20.03 $ 20.03 $ 23.00 $ 23.50 $ 24.00 $ 24.50 Blended Offer Price $ 21.51 $ 21.81 $ 23.00 $ 23.50 $ 24.00 $ 24.50 Bump vs. Current Value of Initial Offer 1.4% 6.9% 9.2% 11.6% 13.9 % Bump vs. Headline Initial Offer ($23) (5.2)% 0.0% 2.2% 4.3% 6.5 % Implied Offer Premia to: Current Share Price ($21.52) (0.0)% 1.4% 6.9% 9.2% 11.5% 13.8 % Pre-Rumor Share Price as of 6-Nov-17 ($19.01) 13.2% 14.7% 21.0% 23.6% 26.2% 28.9% 1-Year VWAP as of 6-Nov-17 ($23.13) (7.0)% (5.7)% (0.6)% 1.6% 3.8% 5.9% 4Q Goldfinch IFRS NAV ($27.33) (21.3)% (20.2)% (15.8)% (14.0)% (12.2)% (10.4)% GSA NAV ($26.85) (19.9)% (18.8)% (14.3)% (12.5)% (10.6)% (8.8)% SNL NAV ($26.17) (17.8)% (16.7)% (12.1)% (10.2)% (8.3)% (6.4)% Implied Valuation Metrics based on Draft Management Projections Total Offer Value $ 13.8 bn $ 14.0 bn $ 14.8 bn $ 15.1 bn $ 15.5 bn $ 15.8 bn Implied Equity Value $ 20.9 bn $ 21.2 bn $ 22.3 bn $ 22.8 bn $ 23.3 bn $ 23.8 bn Implied Enterprise Value $ 39.3 bn $ 39.6 bn $ 40.8 bn $ 41.3 bn $ 41.7 bn $ 42.2 bn Implied Nominal Cap Rate 5.77% 5.73% 5.57% 5.50% 5.43% 5.37% Implied 2018 P / FFO 14.2 x 14.4 x 15.2 x 15.6 x 15.9 x 16.2 x Source: Blue Jay offer letter dated 11-Nov-2017, Blue Jay offer letter dated 23-Feb-2018, Bloomberg, Company Filings, Draft management projections as provided on 19-Jan-2018, Green Street Advisors, SNL Financial. Market data as of 23-Feb-2018 2

Goldman Sachs

Offer Metrics at Various Prices and Levels of Cash Consideration

INVESTMENT BANKING DIVISION

		Initial Offer (11-Nov-2017)	Revised Offer (23-Feb-2018)	Revised Offer + Updated Stock Ratio	Potential Re-Bid Scenarios $ 23.50	$ 24.00	$ 24.50
Base Cash Consid. (65% for Re-Bid)	**Effective Consideration per Share**						
	Cash per Share	$ 11.50	$ 13.80	$ 13.80	$ 15.28	$ 15.60	$ 15.93
	Stock per Share	$ 10.01	$ 8.01	$ 9.20	$ 8.23	$ 8.40	$ 8.58
	Max. Discount to Stock to Reach Pre-Rumor Price	*(25.0)%*	*(35.0)%*	*(43.4)%*	*(54.6)%*	*(59.4)%*	*(64.0)%*
	Aggregate Offer Consideration						
	Total Cash Consideration	**$ 7.4 bn**	**$ 8.9 bn**	**$ 8.9 bn**	**$ 9.8 bn**	**$ 10.0 bn**	**$ 10.3 bn**
	Goldfinch S/hr Ownership in Blue Jay	28.1 %	23.8 %	26.5 %	24.4 %	24.7 %	25.1 %
70% Cash Consideration	**Effective Consideration per Share**						
	Cash per Share				$ 16.45	$ 16.80	$ 17.15
	Stock per Share				$ 7.05	$ 7.20	$ 7.35
	Max. Discount to Stock to Reach Pre-Rumor Price				*(63.7)%*	*(69.3)%*	*(74.7)%*
	Aggregate Offer Consideration						
	Total Cash Consideration				**$ 10.6 bn**	**$ 10.8 bn**	**$ 11.0 bn**
	Goldfinch S/hr Ownership in Blue Jay				21.6 %	22.0 %	22.4 %
75% Cash Consideration	**Effective Consideration per Share**						
	Cash per Share				$ 17.63	$ 18.00	$ 18.38
	Stock per Share				$ 5.88	$ 6.00	$ 6.13
	Max. Discount to Stock to Reach Pre-Rumor Price				*(76.4)%*	*(83.2)%*	*(89.6)%*
	Aggregate Offer Consideration						
	Total Cash Consideration				**$ 11.3 bn**	**$ 11.6 bn**	**$ 11.8 bn**
	Goldfinch S/hr Ownership in Blue Jay				18.7 %	19.0 %	19.3 %

Source: Blue Jay offer letter dated 11-Nov-2017, Blue Jay offer letter dated 23-Feb-2018, Bloomberg, Company Filings, Draft management projections as provided on 19-Jan-2018, Green Street Advisors, SNL Financial. Market data as of 23-Feb-2018

3

Goldman Sachs
INVESTMENT BANKING DIVISION

Barbet Class A Stock

Overview of Proposal

Overview	■ Shares in a REIT (entity that was formerly Goldfinch) with economics designed to mimic those of existing Blue Jay Unit in all material respects — Shares will be trade independently, but will be exchangeable into Blue Jay units and paid the same dividend ■ REIT will own all of Goldfinch's legacy assets, subject to any property JVs or asset sales. REIT shareholders will not have a claim on Blue Jay assets other than through exchange rights ■ Effectively converts Blue Jay into a "downREIT" structure
Distribution Policy	■ Regular and special dividends will be equal to distributions paid on Blue Jay units ■ Dividends to Barbet Class A stockholders will be prioritized over distributions from Barbet to Barbet unitholders / Blue Jay (both quarterly and on a cumulative basis) — Distributions to Blue Jay can only be made if ratio of Class A dividends / Barbet FFO is below 80% — If there is not enough cash flow to support distributions to Class A stockholders, Barbet may raise cash through asset sales, refinancings, etc. to support the Class A dividend
Exchangeability	■ Beginning one year post transcation close, Barbet Class A shareholders may demand an exchange of its shares into Blue Jay units at a one-for-one basis — Blue Jay may elect to settle in cash equal to the value of Blue Jay units ■ Anti-dilution provision that will protect Barbet Class A stockholders in the event of capital events or the issuance of equity by Blue Jay
Liquidation	■ In the event of any liquidation of Barbet (including related entities) or Blue Jay, Class A stock will be entitled to receive the same distributions as Blue Jay units ■ In the event that Barbet's public float becomes too small for Barbet to remain a viable public company, Blue Jay could collapse then Barbet structure and force Barbet shareholders to convert into Blue Jay or redeem their stock for cash
Governance	■ Barbet Class A stock has no voting rights (same as Blue Jay units) ■ Composition of the Barbet board of directors will be identical to that of Blue Jay, pursuant to a Joint Governance Agreement ■ Barbet will be externally managed by Blackbird through a Master Services Agreement (MSA) that will substantially identical to the MSA between Blue Jay and Blackbird, including the fee calculation structure ■ MSA payments will be a contractual obligation; however, if Barbet does not have sufficient cash to pay the MSA fee, Barbet may elect to pay the fee in Class A stock
Incorporation / Listing / Index Eligibility	■ Delaware / NASDAQ ■ Likely not eligible for S&P Composite Indices ■ Eligibility for RMZ is yet to be determined

Source: Goodwin Draft of Barbet Term Sheet Received 5-Feb-2017, Goodwin Responses to Questions on Barbet Term Sheet Received 13-Feb-2018

Additional Information on Pro Forma Company
4

INVESTMENT BANKING DIVISION

Structure and Governance Comparison

Goldfinch, Barbet, Blue Jay, and Blackbird

	Goldfinch	Barbet	Blue Jay	Blackbird
Blackbird / Blue Jay Ownership	34 %	> 34%	69 %[1]	NA
S&P500 Constituent?	Yes	Not Eligible	No	No
RMZ Constituent?	Yes	Potentially Eligible	No	No
Research Coverage (# Analysts)	18	NA	4	8
Structure	REIT	REIT	Partnership	Corporation
Jurisdiction	Delaware	Delaware	Bermuda	Ontario, Canada
Listing Exchange	NYSE	NASDAQ	NASDAQ / TSX	NYSE / TSX
3M ADTV (mm)	$108.3	NA	$2.2	$28.6
Liquidity (3M ADTV / Free Float)	0.88 %	NA	0.04 %	0.07 %
# of Blackbird / Blue Jay Directors (/ Total Board Seats)	3 / 9	2 / 9	2 / 9	NA
Management Structure	Internal	External	External	Internal
Voting Rights	Proportional to ownership	None, Blue Jay has full control	None, Blackbird has full control	Proportional to ownership

Source: Public company filings, IBES estimates, Bloomberg, SNL Financial, Goodwin Draft of Barbet Term Sheet Sent 5-Feb-2017; Market data as of 6-Nov-2017 (pre-rumor)
[1] ~62% economic ownership including dilution from mandatory convertible preferred units.

Additional Information on Pro Forma Company

5

A. Preliminary Financial Analyses of Goldfinch Standalone (4-Dec-2017)

Summary of Preliminary Illustrative Financial Analyses From Special Committee materials dated 4-Dec-2017 Stock Price (Pre-Rumor): $ 19.01 Blended Offer Price: $ 22.06 Implied 6.3% Implied Cap Rate 5.8% Implied Cap Rate Methodology Cap Rate Commentary 12.8x 2018E FFO Multiple 14.8x 2018E FFO Multiple Present Value of ï® Illustrative Implied Cap Rate Range: 5.75% – 6.75% 1 Future Stock Price $ 16.46 $ 25.06 5.4% - 6.8% ï® Illustrative Cost of Equity: 7.6% (Implied Exit Cap ï® Exit Year: Range of 2017 – 2021 Rate) Financial 2 Present Value of $ 23.81 ï® Illustrative P / NTM FFO range: 10.0x – 15.0x Analysis Future Stock Price $ 14.78 5.6% - 7.2% ï® Illustrative Cost of Equity: 7.6% Methodology (P / FFO) ï® Exit Year: Range of 2017 – 2021 3 Levered Discounted $ 19.79 5.1% - 6.2% ï® Illustrative Cost of Equity range: 7.0% - 8.0% $ 27.61 Cash Flow Analysis ï® Illustrative FCF Terminal Growth Rate range: 1.0% - 2.0% Precedent Precedent REIT ï® Public REIT transactions over past 5 years 4 Transactions: Premia ï® 25th Percentile Premium to Undisturbed Price: 8.5% Transaction $ 20.62 $ 22.71 5.7% - 6.1% to Undisturbed 1-Day ï® th Analysis 75 Percentile Premium to Undisturbed Price: 19.5% Prior Price ï® Applied to pre-rumor price of $19.01 5 52-Week High / Low $ 18.83 $ 27.10 5.2% - 6.4% ï® High: $27.10 (15-Nov-2016) ï® Low: $18.83 (3-Nov-2017) ï® High: Boenning & Scattergood (21-Nov-2017) Market ï® High excluding Boenning & Scattergood (BTIG, 20-Nov- 6 Analyst Price Target $ 18.00 $ 28.00 5.1% - 6.5% 2017): $28.00 Information 34.50 ï® Low: Goldman Sachs (6-Nov-2017) $ ï® Median: $25.00 (of 17 data points) Analyst NAV Per ï® High: Boenning & Scattergood (21-Nov-2017) 7 $ 24.17 $ 35.08 4.4% - 5.5% ï® Low: Evercore (19-Nov-2017) Share ï® Median: $27.65 (of 13 data points) $ 10.00 $ 20.00 $ 30.00 $ 40.00 Implied Cap Rate 8.4% 6.2% 4.9% 4.0% Source: Draft Management Projections, SNL Financial consensus estimates, Green Street Advisors, IBES consensus estimates, Bloomberg, available Wall Street Research; Market data as of 30-Nov-2017 Note: See page 52 for additional detail on calculation of implied cap rate. Preliminary Financial Analyses of Goldfinch Standalone 7

1 Green Street Implied Cap Rates Over Time Goldfinch vs. Peers | Last Five Years From Special Committee materials dated 4-Dec-2017 7.0% Current Current Pre-Rumor Nominal Implied Implied Average Implied Cap Rate Cap Rate Cap Rate Cap Rate 3M YTD 3Y 5Y 6.5% Goldfinch 5.37% 5.89% 6.51% 6.18% 6.01% 5.47% 5.51% MAC 5.00 5.52 6.02 5.89 5.72 5.09 5.25 SPG 5.13 6.16 6.24 6.10 5.93 5.28 5.26 TCO 4.42 5.61 6.12 5.85 5.52 5.15 5.25 6.16% 6.0% 5.89% 5.61% 5.5% 5.52% 5.0% 4.5% Goldfinch MAC SPG TCO 4.0% Nov-2012 Nov-2013 Nov-2014 Nov-2015 Nov-2016 Nov-2017 Average 2012 2013 2014 2015 2016 2017 Goldfinch 5.60% 5.60% 5.49% 5.19% 5.31% 5.98% MAC 5.73 5.52 5.37 4.73 4.93 5.69 SPG 5.19 5.23 5.23 4.98 5.05 5.89 TCO 5.21 5.39 5.37 5.03 4.99 5.47 Source: Green Street Advisors; Green Street Advisors data as of 22-Nov-2017 (latest available) and pre-rumor as of 06-Nov-2017 Preliminary Financial Analyses of Goldfinch Standalone 8

1 Illustrative Present Value of Future Stock Price

Based on Cap Rate on 1-Year Forward NOI

From Special Committee materials dated 4-Dec-2017

1-Yr Green Street Advisors Implied Cap Rate Range: 5.6% - 6.5%

Undiscounted Future Share Price (Excl. Dividends)



$ 19.01
$ 22.57
$ 23.68
$ 25.02
$ 27.45
$ 29.00
$ 17.83
$ 18.78
$ 19.92
$ 22.09
$ 23.51
$ 16.55
$ 17.46
$ 18.54
$ 20.64
$ 22.03
Today
2017E
2018E
2019E
2020E
2021E

Present Value of Future Share Price and Dividends

Discounted to 30-Sep-2017



$ 19.01
$ 22.38
$ 22.73
$ 23.25
$ 24.56
$ 25.06
$ 17.72
$ 18.26
$ 18.92
$ 20.33
$ 21.03
$ 16.46
$ 17.05
$ 17.75
$ 19.19
$ 19.95
Today
2017E
2018E
2019E
2020E
2021E

6.75% Implied Cap Rate — 6.51% Implied Cap Rate (Goldfinch Pre-Rumor)[2] — 5.75% Implied Cap Rate

Assumptions Per Draft Management Projections

	4Q2017	2018E	2019E	2020E	2021E	CAGR
1-Year Forward Adjusted Real Estate NOI	$ 2,263	$ 2,341	$ 2,444	$ 2,572	$ 2,641	3.1 %
Common Dividends Per Share[1]	$ 0.22	$ 0.97	$ 1.04	$ 1.11	$ 1.19	6.1 %
Cumulative Dividends Per Share	$ 0.22	$ 1.19	$ 2.22	$ 3.33	$ 4.52	
Illustrative Cost of Equity	7.6 %					

Source: Draft Management Projections, Company filings, Green Street Advisors, Axioma, Bloomberg, IBES; Market data as of 30-Nov-2017, Goldfinch pre-rumor date of 6-Nov-2017
Note: See page 52 for additional detail on calculation of NAV and Adjusted Real Estate NOI.
[1] Full year 2017 dividends of $0.88 per share per Draft Management Projections used for 2017E-2021E CAGR calculation. Dividends are discounted to 30-Sep-2017 using mid-year convention. Share prices are discounted to 30-Sep-2017 using year-end convention.
[2] Pre-rumor implied cap rate per Green Street Advisors.

Preliminary Financial Analyses of Goldfinch Standalone 9

2P / NTM FFO Multiples Over Time From Special Committee materials Goldfinch vs. Peers | Last Five Years dated 4-Dec-2017 NTM-Time Weighted P/FFO Multiple 30x Pre-Rumor 3M Avg YTD Avg 3Y Avg 5Y Avg Goldfinch 11.8 x 13.3 x 14.2 x 16.8 x 17.0 x MAC 13.2 14.1 14.8 18.0 17.8 SPG 12.8 13.4 14.0 16.8 17.1 TCO 11.9 13.3 15.5 18.8 19.1 25x 20x 15.8 x 15x 15.3 x 14.7 x 13.4 x Goldfinch MAC SPG TCO 10x Nov-2012 Nov-2013 Nov-2014 Nov-2015 Nov-2016 Nov-2017 Average 2012 2013 2014 2015 2016 YTD Goldfinch 17.9 x 17.3 x 17.2 x 18.3 x 17.5 x 14.2 x MAC 17.7 17.5 17.8 20.3 18.3 14.8 SPG 19.0 17.8 17.5 18.3 17.7 14.0 TCO 22.2 19.9 19.6 21.4 18.9 15.5 Source: Bloomberg; Market data as of 30-Nov-2017 and pre-rumor as of 06-Nov-2017 Preliminary Financial Analyses of Goldfinch Standalone 10

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2 Illustrative Present Value of Future Stock Price

From Special Committee materials dated 4-Dec-2017

Based on 1-Year Forward FFO per Share Multiple

1-Yr IBES Consensus P/NTM FFO Range: 11.8x–16.7x

Undiscounted Future Share Price (Excl. Dividends)



$ 19.01
$ 22.25
$ 22.81
$ 24.16
$ 26.14
$ 27.31
$ 17.51
$ 17.95
$ 19.01
$ 20.57
$ 21.49
$ 14.83
$ 15.20
$ 16.10
$ 17.43
$ 18.20
Today
2017E
2018E
2019E
2020E
2021E

Present Value of Future Share Price and Dividends

Discounted to 30-Sep-2017



$ 19.01
$ 22.06
$ 21.93
$ 22.51
$ 23.52
$ 23.81
$ 17.41
$ 17.50
$ 18.15
$ 19.14
$ 19.56
$ 14.78
$ 15.00
$ 15.68
$ 16.66
$ 17.15
Today
2017E
2018E
2019E
2020E
2021E

10.0x Forward P / FFO — 11.8x Forward P / FFO (Goldfinch Pre-Rumor)[2] — 15.0x Forward P / FFO

Assumptions Per Draft Management Projections

	4Q2017	2018E	2019E	2020E	2021E	CAGR
1-Year Forward FFO Per Share	$ 1.48	$ 1.52	$ 1.61	$ 1.74	$ 1.82	4.2 %
Common Dividends Per Share[1]	$ 0.22	$ 0.97	$ 1.04	$ 1.11	$ 1.19	6.1 %
Cumulative Dividends Per Share	$ 0.22	$ 1.19	$ 2.22	$ 3.33	$ 4.52	
Illustrative Cost of Equity	7.6 %					

Source: Draft Management Projections, Axioma, Bloomberg, IBES; Market data as of 30-Nov-2017, Goldfinch pre-rumor date of 6-Nov-2017
[1] Full year 2017 dividends of $0.88 per share per Draft Management Projections used for 2017E-2021E CAGR calculation. Dividends are discounted to 30-Sep-2017 using mid-year convention. Share prices are discounted to 30-Sep-2017 using year-end convention.
[2] Pre-rumor Forward FFO multiple per IBES consensus.

Preliminary Financial Analyses of Goldfinch Standalone 11

3 Illustrative Discounted Levered Free Cash Flow Analysis ($ in millions) From Special Committee materials dated 4-Dec-2017 2017E 4Q2017 2018E 2019E 2020E 2021E 2022E EBITDA $ 555 $ 2,220 $ 2,275 $ 2,379 $ 2,509 $ 2,579 Less: Interest Expense (198) (794) (801) (814) (813) (805) Plus: Net Other Income 12 13 3 3 3 5 FFO $ 369 $ 1,439 $ 1,478 $ 1,568 $ 1,700 $ 1,779 Less: Maintenance Capex (76) (351) (334) (254) (178) (178) AFFO $ 293 $ 1,088 $ 1,144 $ 1,314 $ 1,522 $ 1,600 Less: Development Capex (246) (747) (631) (90) (40) - Less: Mandatory Debt Amortization (46) (197) (221) (251) (262) (273) Less: Other Cash Flow Items 572 208 13 (16) (17) (16) Levered Free Cash Flow $ 573 $ 351 $ 305 $ 957 $ 1,202 $ 1,311 Terminal Value¹ Terminal $ 2,579 (805) 5 $ 1,779 (178) $ 1,600 - - - $ 1,600 $ 26,608 Source: Company filings, Draft Management Projections, Axioma, Bloomberg, Green Street Advisors ¹ Based on 7.6% cost of equity and 1.5% terminal growth rate. Preliminary Financial Analyses of Goldfinch Standalone 12

3 Illustrative Discounted Levered Free Cash Flow Analysis From Special Committee materials dated 4-Dec-2017 Implied Current Share Price Terminal Growth Rate # #### 1.00% 1.25% 1.50% 1.75% 2.00 % Equity 7.00% $ 23.48 $ 24.38 $ 25.36 $ 26.43 $ 27.61 Equity 7.25% 22.45 23.26 24.15 25.12 26.19 of 7.60% 21.11 21.84 22.62 23.46 24.38 of Cost 7.75% 20.61 21.30 22.04 22.84 23.71 Cost 8.00% 19.79 20.42 21.10 21.84 22.63 Implied Terminal Multiple (P / NTM FFO) Terminal Growth Rate # #### 1.00% 1.25% 1.50% 1.75% 2.00 % Equity 7.00% 14.6 x 15.3 x 16.0 x 16.8 x 17.7 x Equity 7.25% 14.0 14.7 15.3 16.1 16.9 of 7.60% 13.3 13.8 14.4 15.1 15.8 of Cost 7.75% 13.0 13.5 14.1 14.7 15.4 Cost 8.00% 12.5 13.0 13.6 14.1 14.8 % of Equity Value from Terminal Value Terminal Growth Rate $ 0.83 1.00% 1.25%1.50% 1.75% 2.00% 7.00% 83.1% 83.7%84.3% 85.0% 85.6% 7.25% 82.4% 83.0%83.6% 84.3% 84.9% 7.60% 81.5% 82.1%82.7% 83.3% 84.0% 7.75% 81.1% 81.7%82.3% 82.9% 83.6% 8.00% 80.4% 81.0%81.7% 82.3% 82.9 % Implied Terminal Cap Rate Terminal Growth Rate 6.2% 1.00% 1.25% 1.50% 1.75% 2.00% 7.00% 6.2% 6.0% 5.8% 5.7% 5.5% 7.25% 6.3% 6.2% 6.0% 5.8% 5.7% 7.60% 6.5% 6.4% 6.2% 6.1% 5.9% 7.75% 6.6% 6.5% 6.3% 6.2% 6.0% 8.00% 6.8% 6.6% 6.5% 6.3% 6.1 % Source: Company filings, Draft Management Projections, Axioma, Bloomberg, Green Street Advisors Preliminary Financial Analyses of Goldfinch Standalone 13

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4

Precedent US REIT Transaction Premia

Deals >$1bn in Value | Last 5 Years

From Special Committee materials dated 4-Dec-2017

Date Announced	Acquiror Name	Target Name	Transaction Value ($bn)[1]	Premium to Undisturbed 1-Day Prior	Premium to SNL NAV	Consideration
10-Aug-2017	Invitation Homes	Starwood Waypoint Homes	$ 8.6	0.8 %	(2.7)%	Stock
4-Jul-2017	Greystar Real Estate Partners	Monogram Residential Trust, Inc.	4.0	22.4 %	0.7 %	Cash
30-Jun-2017	Canada Pension Plan Investment Board	Parkway, Inc.	1.3	13.1 %	9.7 %	Cash
28-Jun-2017	Government Properties Income Trust	First Potomac Realty Trust	1.5	5.1 %	(7.1)%	Cash
9-Jun-2017	Digital Realty Trust, Inc.	DuPont Fabros Technology, Inc.	7.2	14.9 %	27.8 %	Stock
7-May-2017	Sabra Health Care REIT, Inc.	Care Capital Properties, Inc.	4.1	11.8 %	29.6 %	Stock
24-Apr-2017	RLJ Lodging Trust	FelCor Lodging Trust Incorporated	2.9	16.7 %	NA	Stock
27-Feb-2017	Tricon Capital Group	Silver Bay Realty Trust Corp.	1.5	19.4 %	(10.2)%	Cash
14-Nov-2016	Regency Centers Corp	Equity One, Inc.	5.8	15.3 %	5.1 %	Stock
15-Aug-2016	Mid-America Apartment Cmnty	Post Properties, Inc.	4.9	16.6 %	10.7 %	Stock
29-Apr-2016	Cousins Properties Inc	Parkway Properties, Inc.	4.0	13.0 %	(2.1)%	Stock
25-Feb-2016	Brookfield Asset Mgmt Inc	Rouse Properties, Inc.	2.6	35.3 %	(9.4)%	Cash
15-Dec-2015	DRA Advisors LLC	IRC Retail Centers	2.1	6.6 %	(6.4)%	Cash
3-Dec-2015	American Homes 4 Rent	American Residential Properties, Inc.	1.4	8.7 %	(19.0)%	Stock
16-Oct-2015	Harrison Street Re Capital LLC	Campus Crest Communities, Inc.	1.7	24.4 %	(15.4)%	Cash
8-Oct-2015	Blackstone RE Partners VIII LP	BioMed Realty Trust, Inc.	8.1	23.8 %	1.0 %	Cash
8-Sep-2015	Blackstone RE Partners VIII LP	Strategic Hotels & Resorts, Inc.	5.9	4.8 %	(3.2)%	Cash
22-Jun-2015	Lone Star Funds	Home Properties, Inc.	7.9	3.4 %	6.6 %	Cash
22-Apr-2015	Brookfield Asset Mgmt Inc	Associated Estates Realty Corporation	2.5	17.4 %	14.4 %	Cash
10-Apr-2015	Blackstone Ppty Partners LP	Excel Trust, Inc.	2.8	14.5 %	7.2 %	Cash
31-Oct-2014	Omega Healthcare Investors Inc	Aviv REIT, Inc.	2.8	16.2 %	57.5 %	Stock
16-Sep-2014	Washington Prime Group Inc	Glimcher Realty Trust	4.3	34.1 %	21.8 %	Cash / Stock
2-Jun-2014	Ventas Inc	American Realty Capital Healthcare Trust, Inc.	2.4	13.9 %	NA	Cash / Stock
9-Dec-2013	Essex Property Trust Inc	BRE Properties, Inc.	6.2	(2.1)%	2.3 %	Cash / Stock
23-Oct-2013	American Rlty Capital Ppty Inc	Cole Real Estate Investments, Inc.	10.9	7.8 %	17.5 %	Cash / Stock
3-Jun-2013	Mid-America Apartment Communities, Inc.	Colonial Properties Trust	4.2	10.7 %	(8.4)%	Stock
28-May-2013	American Rlty Capital Ppty Inc	CapLease, Inc.	2.1	19.7 %	16.9 %	Cash
25-Apr-2013	Brookfield Office Pptys Inc	MPG Office Trust, Inc.	2.1	21.2 %	7.9 %	Cash
Low			**$ 1.3**	**(2.1)%**	**(19.0)%**	
25th Percentile			**$ 2.1**	**8.5 %**	**(5.6)%**	
Mean			**$ 4.1**	**14.6 %**	**5.9 %**	
Median			**$ 3.5**	**14.7 %**	**3.7 %**	
75th Percentile			**$ 5.8**	**19.5 %**	**13.4 %**	
High			**$ 10.9**	**35.3 %**	**57.5 %**	

Source: Company filings, SNL, Thomson Reuters, CapIQ

[1] Total Transaction Size per CapIQ.

Preliminary Financial Analyses of Goldfinch Standalone

14

Goldman Sachs

6/7

Goldfinch Research Analyst Views

From Special Committee materials dated 4-Dec-2017

Broker	Estimate Date	Rating	Price Target	NAV per Share	Primary Valuation Methodology
Bank of America[1]	13-Nov-17	Buy	$ 25.00	$ 25.00	NAV
Barclays	27-Nov-17	Hold	24.00	33.97	NAV, DCF, "sentiment/regression"
BMO Capital Markets	17-Nov-17	Hold	22.00	27.69	NAV, DCF
Boenning & Scattergood	21-Nov-17	Buy	34.50	35.08	NAV
BTIG	20-Nov-17	Buy	28.00	32.26	NAV; FFO multiple
Citibank	17-Nov-17	NA	27.50	29.90	NAV
Deutsche Bank	12-Nov-17	Hold	26.00	NA	NAV
Evercore	26-Nov-17	Hold	23.00	24.17	NAV, DCF
Goldman Sachs[1]	6-Nov-17	Sell	18.00	NA	AFFO multiple
Green Street Advisors[2]	30-Nov-17	Hold	NA	27.65	-
J.P. Morgan	17-Nov-17	Buy	25.00	NA	DCF
Mizuho Securities	20-Nov-17	Hold	23.00	26.50	NAV
RBC Capital Markets	12-Nov-17	Buy	25.00	24.72	NAV
Sandler O'Neill	13-Nov-17	Hold	25.00	25.80	FFO multiple, dividend yield, AFFO yield
Stifel	14-Nov-17	Buy	24.00	29.00	Cap rate
SunTrust	7-Nov-17	Buy	26.00	27.11	NAV
UBS	31-Oct-17	Hold	23.00	NA	NAV
Wells Fargo	12-Nov-17	Hold	23.00	NA	NAV
Low			**$ 18.00**	**$ 24.17**	
Mean			**$ 24.82**	**$ 28.37**	
Median			**$ 25.00**	**$ 27.65**	
High			**$ 34.50**	**$ 35.08**	

Source: Latest available broker research as of 30-Nov-2017
[1] Bank of America and Goldman Sachs recommendations / price targets from prior recent reports (having moved to unrated post transaction announcement).
[2] Not included in IBES / SNL consensus.

Preliminary Financial Analyses of Goldfinch Standalone

15